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                                                                     Exhibit 1.1






                                   AVAYA INC.

                            (a Delaware corporation)




                             UNDERWRITING AGREEMENT




                                   17,000,000
                             Shares of Common Stock




                              Dated March 11, 2002


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                                TABLE OF CONTENTS

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                                                                                           PAGE

                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES

Section 1.01        Representations and Warranties by the Company.............................2
                    (a)      Compliance with Registration Requirements........................2
                    (b)      Incorporated Documents...........................................3
                    (c)      Financial Statements.............................................3
                    (d)      No Material Adverse Change in Business...........................4
                    (e)      Good Standing of the Company.....................................4
                    (f)      Good Standing of Subsidiaries....................................4
                    (g)      Authorization of this Underwriting Agreement.....................4
                    (h)      Descriptions of the Underwritten Securities......................5
                    (i)      Absence of Defaults and Conflicts................................5
                    (j)      Absence of Proceedings...........................................5
                    (k)      Absence of Further Requirements..................................6
                    (l)      Investment Company Act...........................................6
                    (m)      Capitalization...................................................6
                    (n)      Outstanding Rights...............................................6
                    (o)      Absence of Manipulation..........................................6
                    (p)      Registration and Listing.........................................7
                    (q)      Books and Records................................................7
                    (r)      1934 Act Filings.................................................7
                    (s)      Officers' Certificates...........................................7

                                   ARTICLE II

                    SALE AND DELIVERY TO UNDERWRITER; CLOSING

Section 2.01        Underwritten Securities...................................................7
Section 2.02        Initial Underwritten Securities...........................................7
Section 2.03        Option Underwritten Securities............................................7
Section 2.04        Payment...................................................................8
Section 2.05        Denominations; Registration...............................................8


                                   ARTICLE III

                            COVENANTS OF THE COMPANY

Section 3.01        Compliance with Securities Regulations and Commission Requests............8


                                      -i-
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Section 3.02        Filing of Amendments......................................................9
Section 3.03        Delivery of Registration Statements.......................................9
Section 3.04        Delivery of Prospectuses..................................................9
Section 3.05        Continued Compliance with Securities Laws.................................9
Section 3.06        Blue Sky Qualifications...................................................10
Section 3.07        Earnings Statement........................................................10
Section 3.08        Use of Proceeds...........................................................10
Section 3.09        Listing...................................................................10
Section 3.10        Restriction on Sale of Securities.........................................10
Section 3.11        Reporting Requirements....................................................11

                                   ARTICLE IV

                               PAYMENT OF EXPENSES

Section 4.01        Expenses..................................................................11
Section 4.02        Termination of Underwriting Agreement.....................................11


                                    ARTICLE V

                     CONDITIONS OF UNDERWRITER'S OBLIGATIONS

Section 5.01        Effectiveness of Registration Statement...................................12
Section 5.02        Opinion of Counsel for Company............................................12
Section 5.03        Officers' Certificate.....................................................12
Section 5.04        Accountant's Comfort Letter...............................................13
Section 5.05        Bring-Down Comfort Letter.................................................13
Section 5.06        Approval of Listing.......................................................13
Section 5.07        No Objection..............................................................13
Section 5.08        Lock-Up Agreements........................................................13
Section 5.09        Over-Allotment Option.....................................................13
Section 5.10        Additional Documents......................................................14
Section 5.11        Termination of Underwriting Agreement.....................................14


                                   ARTICLE VI

                                 INDEMNIFICATION

Section 6.01        Indemnification of Underwriter............................................14
Section 6.02        Indemnification of Company, Directors and Officers........................15
Section 6.03        Actions Against Parties; Notification.....................................15

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                                   ARTICLE VII

                                  CONTRIBUTION


                                  ARTICLE VIII

                         REPRESENTATIONS, WARRANTIES AND
                         AGREEMENTS TO SURVIVE DELIVERY


                                   ARTICLE IX

                                   TERMINATION

Section 9.01        Underwriting Agreement....................................................18
Section 9.02        Liabilities...............................................................19


                                    ARTICLE X

                            [INTENTIONALLY OMMITTED]


                                   ARTICLE XI

                                     NOTICES


                                   ARTICLE XII

                                     PARTIES


                                  ARTICLE XIII

                             GOVERNING LAW AND TIME


                                   ARTICLE XIV

                               EFFECT OF HEADINGS
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                                   AVAYA INC.
                            (a Delaware corporation)

                             UNDERWRITING AGREEMENT

                                                                  March 11, 2002

Ladies and Gentlemen:

                  Avaya Inc., a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Bear, Stearns & Co. Inc. (the "Underwriter") an aggregate of 17,000,000 shares (the "Initial Underwritten Securities") of its common stock, par value $0.01 per share (the "Common Stock"), and for the sole purpose of covering over-allotments in connection with the sale of the Initial Underwritten Securities, at the option of the Underwriter, up to an additional 2,550,000 shares (the "Option Underwritten Securities") of Common Stock. The Initial Underwritten Securities and any Option Underwritten Securities purchased by the Underwriter are referred to herein as the "Underwritten Securities." The Underwritten Securities are more fully described in the Registration Statement referred to below.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-57962) and amendments thereto for the registration of the Underwritten Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission, and the Company has filed such post-effective amendments thereto as may be required and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Underwritten Securities, in the forms first furnished to the Underwriter by the Company for use in connection with the offering of the Underwritten Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), which were filed under the 1934 Act on or before the effective date of the Registration Statement or the date of the Prospectus, as the case may be; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then all references to "Registration Statement" shall also be deemed to include the Rule 462 (b) Registration Statement; and PROVIDED, FURTHER, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall also be deemed to include the final or preliminary prospectus, as the case may


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be, in the forms first furnished to the Underwriter by the Company in reliance upon Rule 434 of the 1933 Act Regulations. A "preliminary prospectus" shall be deemed to refer to (i) any prospectus used before the Registration Statement became effective and (ii) any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriter by the Company. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, which were filed under the 1934 Act on or before the effective date of the Registration Statement, the date of the Prospectus or the date of the preliminary prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, after the effective date of the Registration Statement, the date of the Prospectus or the date of the preliminary prospectus, as the case may be.

                                   ARTICLE I

                         REPRESENTATIONS AND WARRANTIES

                  Section 1.01 REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to the Underwriter, as of the date hereof, as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date"), as follows:


                  (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report

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on Form 10-K")) became effective and at each Representation Date, the
Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriter for use in the Registration Statement or the Prospectus.

                  Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (b) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) FINANCIAL STATEMENTS. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a

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basis consistent with that of the audited financial statements included in the
Registration Statement and the Prospectus.

                  (d) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, including information incorporated by reference, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular dividends on the Company's common stock or preferred stock, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (e) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

                  (f) GOOD STANDING OF SUBSIDIARIES. Each subsidiary listed on Schedule A attached hereto (the "Material Subsidiaries") has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has corporate or limited liability company, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Material Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Material Subsidiary.

                  (g) AUTHORIZATION OF THIS UNDERWRITING AGREEMENT. This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

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                  (h) DESCRIPTIONS OF THE UNDERWRITTEN SECURITIES. The
Securities, when issued and delivered in accordance with this Underwriting Agreement, will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                  (i) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its Material Subsidiaries is in violation of its charter or by-laws. To the Company's best knowledge after due inquiry, except as disclosed in the Registration Statement or Prospectus, neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Underwriting Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and, (A) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments (B) result in any violation of (i) the provisions of the charter or by-laws of the Company or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except for such defaults, Repayment Events and violations that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

                  (j) ABSENCE OF PROCEEDINGS. Except as described (directly or by incorporation by reference) in the Prospectus, there is no legal or governmental proceeding, including routine litigation, to which the Company or its subsidiaries is a party, or of which any property of the Company or its subsidiaries is the subject which, singularly or in the aggregate, is reasonably likely to have a Material Adverse Effect, and to the Company's knowledge, no such proceeding is overtly threatened by governmental authorities or overtly threatened by others, and the defense of all such proceedings is not reasonably likely to result in a Material Adverse Effect.

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                  (k) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or
authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Underwriting Agreement or for the performance by the Company of the transactions contemplated under the Prospectus or this Underwriting Agreement, except such as have been already made, obtained or rendered, as applicable.

                  (l) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (m) CAPITALIZATION. The Company has the authorized capitalization set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Underwritten Securities from the Company upon issuance or sale by the Company of Underwritten Securities in the Offering, except for such rights as may have been fully satisfied or waived prior to the date hereof; the Underwritten Securities to be delivered at the Closing Time and on the Date of Delivery, if any (as hereinafter respectively defined), have been duly and validly authorized and, when delivered by the Company in accordance with this Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Underwritten Securities from the Company upon issuance thereof by the Company, except for such rights as may have been fully satisfied or waived prior to the date hereof.

                  (n) OUTSTANDING RIGHTS. Except as described in the Prospectus,
(i) there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock, and (ii) no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Underwritten Securities or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                  (o) ABSENCE OF MANIPULATION. Neither the Company nor any of its affiliates have taken and nor will any of them take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Underwritten Securities in violation of applicable law.

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                  (p) REGISTRATION AND LISTING. The Common Stock is registered pursuant to Section 12(b) of the 1934 Act and the outstanding shares of Common Stock are listed, and the Underwritten Securities will prior to the Closing Time be approved for listing, on the New York Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or de-listing the Common Stock from the New York Stock Exchange, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or listing.

                  (q) BOOKS AND RECORDS. Each of the Company and the Material Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (r) 1934 ACT FILINGS. The Company has timely filed all reports, contracts or documents required to be filed with the Commission under the 1934 Act and the rules and regulations thereunder.

                  (s) OFFICERS' CERTIFICATES. Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby on the date of such certificate.

                                   ARTICLE II

                    SALE AND DELIVERY TO UNDERWRITER; CLOSING

                  Section 2.01 UNDERWRITTEN SECURITIES. The commitment of the Underwriter to purchase the Underwritten Securities pursuant to this Underwriting Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

                  Section 2.02 INITIAL UNDERWRITTEN SECURITIES. The Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company, 17,000,000 Initial Underwritten Securities at a purchase price per share of $5.723.

                  Section 2.03 OPTION UNDERWRITTEN SECURITIES. The Company hereby grants to the Underwriter the option to purchase up to 2,550,000 Option Underwritten Securities at the same purchase price per share to be paid by the Underwriter to the Company for the Initial Underwritten Securities as set forth in Section 2.02, for the sole purpose of covering over-allotments in the sale of Initial Underwritten Securities by the Underwriter. This option may be exercised at any time and from time to time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by the Underwriter to the Company. Such

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notice shall set forth the aggregate number of Option Underwritten Securities as to which the option is being exercised and the date and time, as reasonably determined by the Underwriter, when the Option Underwritten Securities are to be delivered (each such date being herein sometimes referred to as a "Date of Delivery"); provided, however, that a Date of Delivery shall not be earlier than the Closing Time nor later than the fifth full business day after the date on which the option shall have been exercised.

                  Section 2.04 PAYMENT. Payment of the purchase price for, and delivery of, the Initial Underwritten Securities shall be made at the offices of counsel for the Underwriter, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Article X hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that the Underwriter has exercised its option, if any, to purchase any or all of the Option Underwritten Securities, payment of the purchase price for, and delivery of such Option Underwritten Securities, shall be made at the above-mentioned offices of counsel for the Underwriter, or at such other place as shall be agreed upon by the Underwriter and the Company, on the relevant Date of Delivery as specified in the notice from the Underwriter to the Company.

                  Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriter for the account of the Underwriter of the Underwritten Securities to be purchased by it.

                  Section 2.05 DENOMINATIONS; REGISTRATION. The Underwritten Securities or certificates for the Underwritten Securities, as applicable, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Underwritten Securities or certificates for the Underwritten Securities, as applicable, will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

                                  ARTICLE III

                            COVENANTS OF THE COMPANY

                  The Company covenants with the Underwriter participating in the offering of Underwritten Securities, as follows:

                  Section 3.01 COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3.02, will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify the Underwriter immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the

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Commission, (iii) any request by the Commission for any amendment to the
Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  Section 3.02 FILING OF AMENDMENTS. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

                  Section 3.03 DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Underwriter. The Registration Statement and each amendment thereto furnished to the Underwriter will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  Section 3.04 DELIVERY OF PROSPECTUSES. The Company will deliver to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  Section 3.05 CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Underwriting Agreement and in the Registration Statement and the

Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3.02, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter, without charge, such number of copies of such amendment or supplement as the Underwriter may reasonably request.

                  Section 3.06 BLUE SKY QUALIFICATIONS. The Company will use its reasonable best efforts, in cooperation with the Underwriter, to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof and, in any event, for so long as required for the distribution of the Underwritten Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Underwritten Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof and, in any event, for so long as required for the distribution of the Underwritten Securities.

                  Section 3.07 EARNINGS STATEMENT. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  Section 3.08 USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under "Use of Proceeds".

                  Section 3.09 LISTING. The Company will use its reasonable best efforts to effect the listing of the Underwritten Securities, prior to the Closing Time, on the New York Stock Exchange.

                  Section 3.10 RESTRICTION ON SALE OF SECURITIES. During the period beginning the date hereof and ending 90 days after the Closing Time, the Company will not, without the prior written consent of the Underwriter, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, Common Stock other than (a) the Company's sale of the Initial Underwritten Securities hereunder, (b) the Company's issuance of Common Stock pursuant to the Stock Purchase Agreement and the Conversion and Exercise Agreement, each dated as of March 10, 2002, among the Company, Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., and Warburg, Pincus Netherlands Equity Partners, L.P. and (c) the Company's issuance of Common Stock upon (i) the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (ii) the exercise of currently outstanding options; (iii) the exercise of currently outstanding warrants; and (iv) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock option plans in effect on the date hereof.

                  Section 3.11 REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                                   ARTICLE IV

                               PAYMENT OF EXPENSES

                  Section 4.01 EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Underwriting Agreement, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Underwritten Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities, any certificates for the Underwritten Securities, as applicable, to the Underwriter, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Underwritten Securities to the Underwriter, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), (v) the qualification of the Underwritten Securities under state securities laws in accordance with the provisions of Section 3.06 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities, if applicable, (viii) the fees and expenses incurred with respect to the listing of the Underwritten Securities, if applicable, and (ix) the filing fees incident to, and the reasonable fees and disbursements of one counsel to the Underwriter in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Underwritten Securities.

                  Section 4.02 TERMINATION OF UNDERWRITING AGREEMENT. If this Underwriting Agreement is terminated by the Underwriter in accordance with the provisions of Section 5.11 hereof, the Company shall reimburse the Underwriter for up to $50,000 of out-of-pocket expenses, in addition to the reasonable fees and disbursements of one counsel for the Underwriter.

                                   ARTICLE V

                     CONDITIONS OF UNDERWRITER'S OBLIGATIONS

                  The obligations of the Underwriter to purchase and pay for the Underwritten Securities pursuant to this Underwriting Agreement are subject to the accuracy of the representations and warranties of the Company contained in
Article I hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  Section 5.01 EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing information relating to the description of the Underwritten Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a term sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

                  Section 5.02 OPINION OF COUNSEL FOR COMPANY. At Closing Time, the Underwriter shall have received the opinion, dated as of Closing Time, of Pamela F. Craven, Senior Vice President, General Counsel and Secretary for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request.

                  Section 5.03 OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, except as otherwise stated in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Treasurer of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1.01 are true and correct with the same force and effect as though expressly made at and as of the Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and
(iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer's knowledge, are threatened by the Commission.

                  Section 5.04 ACCOUNTANT'S COMFORT LETTER. The Underwriter shall have received from PricewaterhouseCoopers a letter dated the date hereof, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  Section 5.05 BRING-DOWN COMFORT LETTER. At Closing Time, the Underwriter shall have received from PricewaterhouseCoopers a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5.04 of this Article V, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

                  Section 5.06 APPROVAL OF LISTING. At Closing Time, the Underwritten Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                  Section 5.07 NO OBJECTION. If the Registration Statement or an offering of Underwritten Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  Section 5.08 LOCK-UP AGREEMENTS. The Underwriter shall have received, in form and substance satisfactory to it, a lock-up agreement from each person specified on Schedule B hereto.

                  Section 5.09 OVER-ALLOTMENT OPTION. In the event that the Underwriter exercises its option to purchase all or any portion of the Option Underwritten Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, the Underwriter shall have received:

                  (i) A certificate, dated such Date of Delivery, of the Treasurer of the Company and the chief financial officer or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5.03 hereof remains true and correct as of such Date of Delivery;

                  (ii) The opinion of Pamela F. Craven, Senior Vice President, General Counsel and Secretary for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 5.02 hereof; and

                  (iii) A letter from PricewaterhouseCoopers, in form and substance reasonably satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5.05 hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery; and

                  Section 5.10 ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery, counsel to the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

                  Section 5.11 TERMINATION OF UNDERWRITING AGREEMENT. If any condition specified in this Article V shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement (or, with respect to the Underwriter's exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriter to purchase the Option Underwritten Securities on such Date of Delivery) may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Article IV and except that Articles VI and VII shall survive any such termination and remain in full force and effect.

                                   ARTICLE VI

                                 INDEMNIFICATION

                  Section 6.01 INDEMNIFICATION OF UNDERWRITER. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                  (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided, that, any such settlement is effected with the written consent of the Company; and

                  (c) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (a) or (b) above;

PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information (as defined below). The Company acknowledges that the statements set forth in the in the following paragraphs (or sentences thereof) under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement relating to the Underwritten Securities as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be: (i) the second, third, fourth, fifth and sixth sentences of the fourth paragraph; (ii) the seventh paragraph; (iii) the eighth paragraph; (iv) the ninth paragraph and (v) the first, second and third sentences of the thirteenth paragraph (the "Underwriter Information"). This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Underwriting Agreement.

                  Section 6.02 INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6.01, as incurred, but only to the extent such loss, liability, claim, damage and expense arises out of or is based upon untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information, PROVIDED, HOWEVER, that in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Underwritten Securities purchased by the Underwriter hereunder.

                  Section 6.03 ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, an indemnifying party may participate, at its own expense in the defense of such action, and to the extent the indemnifying may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense (and control) thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action,
(iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for reasonable fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Article VI or Article VII hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (iii) the indemnifying party reaffirms its indemnification obligations pursuant to this Underwriting Agreement.

                                  ARTICLE VII

                                  CONTRIBUTION

                  If the indemnification provided for in Article VI hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement (as provided in Section 6.01(b)) of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriter, who may also be liable for contribution, including persons who control the Company within the meaning of

Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, officers of the Company who signed the Registration Statement and directors of the Company) incurred by such indemnified party, as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Underwritten Securities pursuant to this Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Article VI hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the this Underwriting Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the term sheet, bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover or corresponding location.

                  The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Article VII. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Article VII shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Article VII, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Article VII, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

                  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Article VII or otherwise to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this contribution agreement.

                                  ARTICLE VIII

                         REPRESENTATIONS, WARRANTIES AND

                         AGREEMENTS TO SURVIVE DELIVERY

                  Except in the event of termination of this Underwriting Agreement prior to Closing Time, all representations, warranties and agreements contained in this Underwriting Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Underwritten Securities.

                                   ARTICLE IX

                                   TERMINATION

                  Section 9.01 UNDERWRITING AGREEMENT. The Underwriter shall have the right to terminate this Underwriting Agreement at any time prior to the Closing Time or the relevant Date of Delivery, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in the Underwriter's opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange by the New York Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or
(D) (i) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States (including the current war on terrorism conducted by the United States and others) or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (i) or (ii) as in the Underwriter's judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Initial Underwritten Securities or the Option Underwritten Securities, as the case may be, on the terms and in the manner contemplated by the Prospectus.

                  Section 9.02 LIABILITIES. If this Underwriting Agreement is terminated pursuant to this Article IX, such termination shall be without liability of any party to any other party except as provided in Article IV hereof, and provided further that Articles VI and VII (in the event of termination prior to Closing Time) and Articles I, VI, VII and VIII (in the event of termination subsequent to Closing Time) shall survive such termination and remain in full force and effect.

                                   ARTICLE X

                            [INTENTIONALLY OMMITTED]

                                   ARTICLE XI

                                     NOTICES

                  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, attention of General Counsel, with a copy to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, attention of Dennis J. Block, Esq.; and notices to the Company shall be directed to it at 211 Mt. Airy Road, Basking Ridge, NJ 07920, attention of General Counsel.

                                  ARTICLE XII

                                     PARTIES

                  This Underwriting Agreement shall inure to the benefit of and be binding upon the Company, the Underwriter and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Articles VI and VII and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.



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

                                  ARTICLE XIII

                             GOVERNING LAW AND TIME

                  THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                                  ARTICLE XIV

                               EFFECT OF HEADINGS

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.













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                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                                 Very truly yours,

                                 AVAYA INC.
                                 By: /s/  Garry K. McGuire
                                     ---------------------
                                     Name: Garry K. McGuire
                                     Title: Chief Financial Officer and Senior
                                             Vice President, Operations

CONFIRMED AND ACCEPTED,
as of the date first above written:

BEAR, STEARNS & CO. INC.



By:  /s/  Stephen Parish
     -------------------
     Authorized Signatory



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